UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 29, 2007
                 Date of Report (Date of earliest event reported

                               Subjex Corporation
             (Exact name of registrant as specified in its charter)

               Minnesota                   0-29711               41-1596056
           (State or other               (Commission           (IRS Employer
    jurisdiction of Incorporation)       File Number)        Identification No)


3245 Hennepin Ave S Suite 1, Minneapolis MN                        55408
(Address of principal executive offices)                         (Zip Code)

                                 (612) 827-2203
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. REPORT.
ITEM 8.01 OTHER EVENTS

On May 23, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. Also on May 24, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business and is also included in this filing.

On May 23, 2007 the Company filed a counter claim in Federal Court against Far Superior Management, LLC. On May 24, 2007 the Company filed an Amended Notice of Motion for Leave to join additional defendants , Wayne Warrington and Howard Walsh. The entire filings are included in this 8-K report.

DN: 321682
UNITED STATES DISTRICT COURT
DISTRICT OF MINNESOTA
FarSuperior Management, LLC, an Arizona
Limited Liability Company
Plaintiff,
v.
Subjex Corporation, "SBJX.OB" a
Minnesota Corporation; Andrew Dean
Hyder, an individual, married man and
resident of Hennepin County; Jane Does 1-
10, and John Does 1- 10,
Defendants.
Court File No.: 07-cv-2324 DSD/SRN
DEFENDANTS SUBJEX
CORPORATION AND ANDREW
DEAN HYDER'S ANSWER
AND COUNTERCLAIM
Defendants Subjex Corporation ("Subjex") and Andrew Dean Hyder ("Hyder"), for their Answer to the Complaint, admit, deny, and allege as follows:
1. Admit FarSuperior Management, LLC, ("FS") is a limited liability company located in the state of Arizona; and lack knowledge or information sufficient to admit or deny the remaining allegations in paragraph 1 and therefore deny the same.
2. Admit the allegations in paragraph 2.
3. Admit that Hyder is a Minnesota resident and the CEO of Subjex; and deny that Hyder is the sole board member of Subjex.
4. Admit the allegations in paragraph 4.
5. Deny the allegations in paragraph 5.
6. With respect to the allegations in paragraph 6, admit that Subjex had certain debts; and deny the remaining allegations.
DN: 321682 2
7. Deny the allegations in paragraph 7, which misstate paragraph 6(b) of the Agreement.
8. With respect to the allegations in paragraph 8, admit that Subjex agreed to provide FS with certain compensation in return for FS delivering to Subjex certain FS assets; and allege that FS breached terms of the Binding Letter of Intent ("Agreement") upon which this commitment was based because such assets were never delivered to Subjex.
9. With respect to the allegations in paragraph 9, admit that Subjex delivered to FS a warrant for 3,030,303 shares of Subjex stock on or about January 12, 2006; deny the remaining allegations, and allege that FS never exercised the warrant which has been canceled as a result of FS's breach of the Agreement.
10. With respect to the allegations in paragraph 10, admit that Subjex and FS entered into an Exclusive Management Contract ("EMC") on January 12, 2006, and that under this contract, FS and Wayne Warrington agreed to perform certain duties and services on behalf of Subjex, and allege that FS and Warrington breached the terms of the EMC and never performed the duties and services.
11. With respect to the allegations in paragraph 11, admit that Subjex is an innovative developer of artificial intelligence software products and that Hyder is an expert in programming over six software languages; and deny the remaining allegations.
12. Deny the allegations in paragraph 12.
13. Deny the allegations in paragraph 13.
14. Deny the allegations in paragraph 14.
DN: 321682 3
15. Deny the allegations in paragraph 15.
16. Deny the allegations in paragraph 16.
17. Deny the allegations in paragraph 17.
18. Deny the allegations in paragraph 18.
19. Deny the allegations in paragraph 19.
20. With respect to the allegations in paragraph 20, admit that Subjex has canceled the warrants granted to FS; and deny the remaining allegations.
21. Deny the allegations in paragraph 21.
22. Deny the allegations in paragraph 22.
23. Deny the allegations in paragraph 23.
24. Deny the allegations in paragraph 24.
25. With respect to the allegations in paragraph 25, admit that after Subjex informed FS that it had canceled the warrants and would no longer do business with FS, FS made certain proposals to Subjex; deny that Subjex refused to engage in mediation or that it has breached any of the agreements between the parties or that FS had no choice but to commence this litigation, and lack knowledge or information sufficient to admit or deny that FS retained counsel in Minnesota in October of 2006, or that FS realized the dispute between the parties could not be resolved without mediation and therefore deny the same.
26. Deny the allegations in paragraph 26.
27. With respect to the allegations in paragraph 27, restate their answers to the allegations in paragraphs 1 - 26; and deny the remaining allegations.
DN: 321682 4
28. With respect to the allegations in paragraph 28, restate their answers to the allegations in paragraphs 1 - 27; and deny the remaining allegations.
29. With respect to the allegations in paragraph 29, restate their answers to the allegations in paragraphs 1 - 28; and deny the remaining allegations.
30. With respect to the allegations in paragraph 30, restate their answers to the allegations in paragraphs 1 - 29; and deny the remaining allegations.
31. With respect to the allegations in paragraph 31, restate their answers to the allegations in paragraphs 1 - 30; and deny the remaining allegations.
32. Deny each and every other allegation in the Complaint which has not previously been admitted or denied.

AFFIRMATIVE DEFENSES
33. The Complaint fails to state a claim upon which relief can be granted.
34. The Complaint fails to allege and state with sufficient particularity the facts and elements necessary to state a claim for fraudulent conversion upon which relief can be granted.
35. The Complaint fails to allege and state with sufficient particularity the facts and elements necessary to state a claim under Section 10(b) of the Securities and Exchange Act (15 U.S.C. Sec. 78j(b)), Rule 10(b)-5 (17 C.F.R. Sec. 240.10b-5), and Section 17(a) of the Securities and Exchange Act (15 U.S.C. Sec. 77q(a)) upon which relief can be granted.
DN: 321682 5
36. Plaintiff is not entitled to relief under the doctrine of unclean hands. Plaintiff engaged in illegal, inequitable, and fraudulent conduct which relates directly to the subject matter of this litigation.
37. Plaintiff is estopped by its own acts from claiming relief to the detriment of Subjex who was entitled to rely upon such acts and act accordingly. Plaintiff made misleading statements and false representations that Subjex actually believed and relied upon and was therefore misled to its injury and prejudice.
38. Plaintiff breached the agreement and thus the conditions precedent to Subjex obligation under the Agreement did not occur.
39. The Agreement was impossible of performance given plaintiff's unilateral actions that destroyed the fundamental premise of the Agreement and made it impossible for Subjex to incorporate the FS business.
40. The Complaint fails under the frustration of purpose doctrine. The objectives of the Agreement were defeated by plaintiff's acts or omissions after the formation of the Agreement.
41. Plaintiff, through neglect, failure or refusal, failed to comply with the terms of the Agreement in respect to the acts agreed upon.
42. The claims in the Complaint may be barred by plaintiff's failure to mitigate its damages.
43. Plaintiff's claims may be barred, in whole or in part, by all other affirmative defenses permitted by law, including those contemplated by Rule 8(c) of the Federal Rules of Civil Procedure, which cannot be ascertained at this time without the benefit of
DN: 321682 6
investigation and discovery. Defendants reserve the right to assert such defenses at the appropriate time, as necessary.

COUNTERCLAIM
1. Defendants and counter-plaintiffs incorporate by reference their Answers to paragraphs 1 through 31 above.
JURISDICTION
2. This Court has original jurisdiction over the entire action pursuant to 28 U.S.C. Sec. 1332(a) because there is complete diversity between the parties and the amount in controversy exceeds $75,000.
SUMMARY OF FACTS
3. In 2005, Wayne Warrington contacted Andrew Hyder, Subjex's CEO. He represented to Hyder that he had developed a business directory website, FarSuperior.com, where consumers could shop for certain services on the internet. He claimed to have developed software to operate the FarSuperior.com business. He convinced Hyder that the FarSuperior.com business could be integrated with Subjex's product, SubjexCSR. As a result of his representations, on January 12, 2006, Subjex acquired the FarSuperior.com business along with all domain names, and other FS assets under a performance-based warrant agreement. After the acquisition, FS failed to deliver any of the assets to Subjex, including the software necessary to integrate the FS business with the Subjex business. As a result, Subjex had to reimburse customers for payments it had received for the FS business. As a result of FS's breach of the Agreement, Subjex has suffered damages and harm to its reputation.
DN: 321682 7
FACTUAL ALLEGATIONS
4. Andrew Hyder is the founder of Subjex Corporation, which develops artificial intelligence software products. He is Subjex's CEO and is on the Board of Directors.
5. In 2000, Hyder began to develop the SubjexCSR software. SubjexCSR is an online service and support tool that uses an artificial intelligence engine to support every function of the customer service process. Through text-based interaction, a virtual representative who is an expert in a particular topic and has business expertise can converse concurrently with a limitless number of clients for a fraction of the cost of just one live operator. This can drastically lower costs for companies with websites or large distributor networks. The system can also increase sales by recommending ideal products for a specific individual.
6. In mid 2005, Warrington, the founder of FS, approached Hyder with a business proposition. He claimed to have developed a zip-code based on-line business directory, FarSuperior.com, where a business could advertise itself to visitors. Users of the website could comment on the businesses on the site and earn revenue by recommending new businesses for inclusion on the site. The website acted as an advanced form of a search engine where a visitor would have direct access to the top local businesses providing certain services. Warrington represented that he had developed the software necessary to operate the business and that the business was already profitable. However, none of the code and functionality actually existed to operate this business. It still does not exist today.
DN: 321682 8
7. Warrington represented to Hyder that he had developed software for FarSuperior.com which could be successfully meshed with the software for the SubjexCSR sales system. He convinced Hyder that Subjex should enter into a business relationship with FS to integrate and market the two systems. He represented that he could produce significant revenue for Subjex from the FarSuperior.com business. In fact, he talked to Hyder about FarSuperior.com's ability to generate millions of dollars of revenue.
8. Based on FS and Warrington's representations, Hyder concluded that FS had a viable, functioning business, and Subjex and FS entered into a binding Letter of Intent on November 9, 2005, referred to in the Complaint as the "Agreement." (See Exhibit "A" to the Complaint.) The Agreement was signed on behalf of Subjex by Hyder, its CEO. It was signed on behalf of FS by Howard Walsh, its President.
9. Under the terms of the Agreement, Subjex acquired "the business called FarSuperior.com and the business model you designed for its Top Ten Directory and FarSuperior Experts." Subjex also acquired "Related Assets" described as follows:
a. The domain names of FarSuperior.com, FarSuperior.net, FarSuperior.org, FarSuperior.info, FarSuperior.Biz, FarSuperior.name, FarSuperior.us and FarSuperior.ws along with any and all trade names[sic] trademarks, and goodwill associated with said names.
b. The innovative and unique business and marketing plan developed by the Seller, along with binding noncompete agreements with each of Seller's managers and members, for the period of four (4) years from the date of the COE.
c. All national and local advertising contracts, vendor contracts and affiliate agreements put into place or executed
DN: 321682 9
on or before the COE must be approved by buyer in advance of the COE. Such contracts include those with America onHold, LostMoney.com, the Epicurean Club, et al.
d. All programming code, scripts, database files and records that have been designed for the day to day operation of the FarSuperior websites.
e. All custom designed sales automation programs, databases, marketing and sales materials, logos, trade names, trademarks directly associated with the day to day operation of FarSuperior.com.
10. In the Agreement, FS made the following representation: "The Seller [FS] promises and agrees to convey good, clear and marketable title to all the property to be sold hereunder, the same to be free and clear of all liens and encumbrances."
11. Shortly after the acquisition was finalized on January 12, 2006, it became apparent that FS could not deliver the assets purchased by Subjex under the Agreement.
To date, none of the Related Assets have been delivered to Subjex.
12. Ownership of the domain names identified in the Agreement has never been transferred to Subjex, and, in fact, it appears that most, if not all, of the domain names were never owned by FS.
13. FS never delivered an innovative and unique business and marketing plan or noncompete agreements to Subjex.
14. While the Agreement provided that Subjex must approve all national and local advertising contracts, vendor contracts, and affiliate agreements put into place or executed on or before January 12, 2006, no such contracts were ever provided to Subjex
DN: 321682 10
for review. And the contracts were never delivered to Subjex as provided in the Agreement.
15. The programming code, scripts, database files and records designed for the day to day operation of the FarSuperior websites were not delivered as promised. While Warrington had represented the code was complete, functioning in a "test mode," and already generating revenue, when the code, along with the database, was provided to Subjex, it was incomplete, undocumented, and poorly constructed.
16. All of Subjex's technical staff reviewed the code and agreed it was unusable. It appeared to have been written to be intentionally cryptic, using various names that had no meaning. Subjex could not use it for any purpose in integrating or migrating the FarSuperior business. Although Subjex requested a flowchart that may provide guidance on the code, none was ever received.
17. To date, there has been no delivery of custom designed sales automation programs, databases, marketing and sales materials, logos, trade names, or trademarks associated with the day to day operation of FarSuperior.com.
18. As a result, it was not possible for Subjex to integrate its CSR service model into FS's "Team of FarSuperior Experts section of the website," a condition precedent to any of Subjex's commitments under the Agreement. To date, there has been no integration of the two systems.
19. In the Agreement, Subjex agreed to compensate FS for the business and Related Assets by (a) complying with certain vendor contracts, (b) agreeing to pay FS management a declining percentage of revenues generated from sales that it generated
DN: 321682 11
over a four year period, and (c) agreeing to grant FS certain warrant options. The percentage of revenues and warrants were based on performance of the FarSuperior business with the exception that Subjex agreed to deliver to FS stock warrants for 3,030,303 shares at the close of escrow on January 12, 2006. FS never exercised on the warrant which has since been canceled.
20. Subjex's commitment's under the Agreement were "based in part on the integration of our CSR service model into your Team of FarSuperior Experts section within the website, as well as your agreement to continue to work with and assist us with the expansion and development of the business after acquisition." Neither of these conditions occurred. Integration of the two systems was impossible because FS never delivered usable software capable of integration with Subjex's system.
21. As for FS's agreement to work on the business development of the FarSuperior Expert directory, this commitment was further secured through an Exclusive Management Contract ("EMC"), also entered into on November 9, 2005. The EMC was signed on behalf of Subjex by Hyder and on behalf of FS by Warrington. Both FS and Warrington breached the EMC. Because FS failed to provide anything to Subjex other than a concept, there was no product that could be marketed or sold.
22. Under the EMC, Warrington agreed to work full time on the oversight and management of the sales, marketing, and business development of the FarSuperior.com business model for one year. The services he performed were to be documented and reported to Subjex's CEO on a monthly reporting basis. Warrington failed to provide the
DN: 321682 12
services contemplated under the EMC and never provided reports to Subjex's CEO on a monthly basis.
23. In January and February 2006, Warrington sold the FarSuperior "Experts" product to four customers. He described the product by promising it could perform as contemplated by the successful integration of the SubjexCSR software and FarSuperior.com directory business. However, FS and Warrington never delivered usable code or the other necessary elements to Subjex for the FarSuperior.com business and thus it could not be integrated into Subjex's systems. As a result, Subjex had to refund the payments it had received from the four customers. FS was paid a commission on the sales as provided under the Agreement. Those commissions were never returned to Subjex.
24. In fact, the revenues FS and Warrington promised to generate never materialized. FarSuperior.com was not functional and thus FS did not have a product to sell. FS and Warrington had falsely represented that FS had a legitimate, profitable business in FarSuperior.com.
25. The EMC was incorporated into the Agreement, which provided in paragraph 9 that in the event either party to the Agreement found one of its provisions to be in conflict with the EMC, the provision of the EMC replaced the conflicting provision in the Agreement.
26. This is important because paragraph 7 of the EMC contains a definition of the term "Business" missing from the Agreement. It states:
DN: 321682 13
Subjex has entered into the purchase of FS's business model. This business model includes: FarSuperior.com and its other related trade named domains. FarSuperior.com is a business directory that represents the top ten businesses in a wide range of categories. The FarSuperior directory includes a section referred to as FarSuperior Experts. This section also is a part of the FarSuperior business model and is designed to enhance the sales revenue model. The FarSuperior directory is designed as a marketing vehicle and sales vehicle for companies both nationally and locally. National companies are able to secure a top ten position for the same annual payment as a local company, however the national company will also be required to pay a "per lead, or per sale" fee for new business delivered by the FarSuperior site to the company. Each national company will be secured through a minimum of an annual contract with FarSuperior.com. (See Exhibit "A" attached hereto.) As noted above, no such "Business" was ever delivered to Subjex by FS. Warrington's representation to Subjex that he had developed software for this business that would be delivered to Subjex after the closing was false. The software eventually provided by FS was not usable and essentially gibberish.
27. On January 12, 2006, the parties also signed a Warranty Bill of Sale "Business" ("Bill of Sale"). The Bill of Sale states: BE IT KNOWN, that for good consideration, and in payment of $500,000, through the issuance of common stock warrants at the strike price of 3.3 cent per share, the receipt and sufficiency of which is acknowledged, the undersigned Howard Walsh of FarSuperior Management, LLC ("Seller") hereby sells and transfers to Subjex Corporation ("SBJX.OB"), a Minnesota corporation ("Buyer") and its successors and assigns forever, the following described chattels, business property, domains and personal property: FarSuperior.com, FarSuperior.net along with all additional FarSuperior domain names with various extensions owned by the Seller.
DN: 321682 14
All programs, client lists, business contracts with vendors, and advertisers as detailed with the party's November 9th,

2005, binding letter of intent. (See Exhibit "B" attached hereto.)
28. Neither FS nor Walsh ever delivered the domain names, programs, client lists, or business contracts with vendors and advertisers as provided in the Bill of Sale.
29. On January 12, 2006, in reliance on the representations made by FS that it had a viable business with software code necessary to support the day to day operations of the business, Subjex provided to FS a Warrant to Purchase Common Stock for 3,030,303 shares of common stock at the exercise price of 3.3 cents per share as provided in the Agreement signed on November 9, 2005. FS never exercised the warrant. On information and belief, FS does not now own and has never owned any Subjex stock.
30. In August 2006, FS and Warrington were notified that Subjex would no longer do business with either of them under the existing Agreement, that the issuance of the Warrant provided to FS on January 12, 2006, was procured by fraud, and that Subjex intended to cancel the Warrant. As a result of FS's, Warrington's, and Walsh's misrepresentations to Subjex and Hyder which induced them to enter into the agreements and FS's, Warrington's, and Walsh's breach of the agreements, the warrants have been canceled.
31. Following the notification to FS and Warrington that Subjex considered the Agreements entered into by the parties to have been breached by FS and Warrington, FS, Warrington, and Walsh established a FAQ page on their website intended to damage the
DN: 321682 15
reputation of Subjex and lower the value of its stock. The following are comments made in the FAQ page. Subjex has made the statement below through the public filing within its 10QSB on November 9th, 2006. The statement refers to a breach of the parties' agreements. It is FarSuperior's position that the breach was Subjex's inability to perform as called for within the parties' ongoing sales agreements dealing with Subjex's core CSR software programming and the support of the sales produced by FarSuperior. These breaches by Subjex, while effectively eliminating additional sales by FarSuperior, did not create an event where the consideration already paid to FarSuperior Management could be canceled or recalled. No such provisions existed within the parties' Binding Letter of Intent or the Bill of Sale. FarSuperior delivered in good faith its assets and cash flow, as acknowledged by Subjex within various press releases. These FarSuperior assets and cash flow allowed Subjex to continue operations, further develop its core programming which is being used today with the company's FMS program and grow into the base of business it is pursuing today. As reported within Subjex 10QSB in May, the first quarter revenues following the acquisition were attributed to FarSuperior, and allowed Subjex to significantly upgrade its software as well as client/prospect retention methods. When you review each of the quarterly filings for Subjex, from 2002 through the most recent filing, the assets and business model provided by FarSuperior represent the single largest source of revenue for the company, all of which dealing with the new sales of Subjex core program to FarSuperior clients through the business model created by FarSuperior Management. 32. Subjex has not breached any of the agreements entered into by the parties. All breaches have been on the part of FS, Warrington and Walsh. FS did not deliver assets or provide cash to Subjex "in good faith." As a result, the FarSuperior product could not be integrated with Subjex's systems. Subjex was entitled to cancel the warrants

DN: 321682 16
because the conditions provided for in the Agreements were not met and FS, Warrington and Walsh failed to meet their obligations under the Agreements. 33. The statement that the assets and business model "provided by FarSuperior represent the single largest source of revenue for the company" is false. Although Warrington made sales of SubjexCRS to four customers in early 2006, because of FS's failure to deliver any of the assets purchased by Subjex, the product he marketed to such customers could not be delivered and Subjex had to return all monies paid to it by the customers. The statements in the FAQ page are false and misrepresent the facts concerning the agreements and relationship between the parties.

COUNTERCLAIM I: BREACH OF THE AGREEMENT
34. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 33 above.
35. The Binding Letter of Intent formed a contract between Subjex and FS for the purchase by Subjex of the business called FarSuperior.com and Related Assets which are identified in the contract.
36. FS breached the contract by failing to deliver to Subjex the business called FarSuperior.com and the Related Assets.
37. FS' breach of the contract has caused damages to Subjex in an amount in excess of $75,000.

COUNTERCLAIM II: BREACH OF THE EXCLUSIVE MANAGEMENT CONTRACT
38. Defendants and co-plaintiffs incorporate by reference the allegations in paragraphs 1 - 37 above.
DN: 321682 17
39. FS and Warrington breached the terms of the Exclusive Management Contract. Under the contract, FS and Warrington agreed to use their best efforts in the development of the FarSuperior business and to use their best efforts to protect and enhance the mutual financial benefits they anticipated through their agreements with Subjex. Neither FS nor Warrington used best efforts to develop the FarSuperior business.
40. FS' and Warrington's breach of the Exclusive Management Contract has caused damages to Subjex in an amount in excess of $75,000.

COUNTERCLAIM III: BREACH OF THE WARRANTY BILL OF SALE
41. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 40 above.
42. Under the Warranty Bill of Sale, FS and Walsh agreed to sell and transfer to Subjex Corporation all FarSuperior domain names, programs, client lists, and business contracts with vendors and advertisers. None of these assets have ever been delivered to Subjex as provided in this contract.
43. FS' and Walsh's breach of the Warranty Bill of Sale have caused damages to Subjex in an amount in excess of $75,000.

COUNTERCLAIM IV: DEFAMATION
44. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 43 above.
45. FS, Warrington, and Walsh have published false statements on the FarSuperior and Raging Bull websites which attack the integrity of Subjex and impute fraud, deceit, dishonesty or reprehensible conduct in business.
DN: 321682 18
46. The false statements that they have made have harmed the reputation of Subjex and Hyder, lowering both Subjex and Hyder's esteem in the community, injuring their character, and deterring third persons from associating or dealing with them.
47. Such false statements were made by FS, Walsh and Warrington intentionally for the purpose of communicating statements of a defamatory nature and to harm the reputation of Subjex and Hyder and the value of Subjex stock. 48. The actions of FS, Walsh and Warrington have caused damage to Subjex and Hyder's reputation in the community, economic loss, and lost opportunity, and have caused Hyder emotional distress, humiliation, and embarrassment.

COUNTERCLAIM V: BREACH OF DUTY OF GOOD FAITH AND FAIR DEALING
49. Defendants and counter-claimants incorporate by reference the allegations in paragraphs 1 - 48 above.
50. FS and Warrington had a duty to act in good faith under the agreements, including the Exclusive Management Contract, and not to unjustifiably hinder the other party's performance of the contract.
51. FS and Warrington did not act in good faith under the agreements, and failed to use commercially reasonable efforts to perform the agreements.
52. FS and Warrington's actions have caused damages to Subjex in an amount in excess of $75,000.

COUNTERCLAIM VI: MISREPRESENTATION AND FRAUD
53. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 52 above.
DN: 321682 19
54. FS, Warrington and Walsh falsely represented material facts to Subjex, including that they had developed a business called FarSuperior.com, including programming code, scripts, database files and records to support the day-to-day operation of the business, that through use of the software FS had developed, the FarSuperior business could be successfully integrated with SubjexCSR, and that the FarSuperior business would generate significant revenues for Subjex.
55. At the time the false representations were made, FS, Warrington and Walsh knew the representations were false and that no usable software had been developed for the FarSuperior.com business.
56. The false representations were made by FS, Warrington and Walsh intending that Subjex and Hyder would rely on them.
57. Subjex and Hyder in fact relied and acted on the false representations, entering into the Binding Letter of Intent and other agreements based on the representations.
58. Subjex and Hyder were harmed as a direct result of relying on the false representations of FS, Warrington and Walsh.
59. As a result of the misrepresentation and fraud, Subjex and Hyder have been damaged in an amount in excess of $75, 000.

COUNTERCLAIM VII: NEGLIGENT MISREPRESENTATION
60. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 59 above.
DN: 321682 20
61. FS, Warrington, and Walsh made the false representations described in paragraph 54 to Subjex and Hyder in the course of conducting business transactions in which FS, Warrington, and Walsh had a financial interest.
62. FS, Warrington, and Walsh supplied the false information to Subjex and Hyder to guide Subjex and Hyder in conducting their own business transactions.
63. FS, Warrington, and Walsh failed to use reasonable care or competence in communicating the information to Subjex and Hyder.
64. Subjex and Hyder relied on the false information supplied by FS, Warrington, and Walsh, including that they possessed a business called FarSuperior.com and the programming code, scripts, database files and records necessary for the day-today operation of the business, and entered into agreements with them.
65. Subjex and Hyder were justified in relying on this information.
66. Subjex and Hyder were financially harmed by relying on the information in an amount in excess of $75,000.

COUNTERCLAIM VIII: INTERFERENCE WITH PROSPECTIVE ADVANTAGE
67. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 66 above.
68. After Subjex informed FS that it would no longer continue to do business with it and that it was cancelling the warrants, Subjex, Warrington, and Walsh improperly interfered with Subjex' prospective relationship with shareholders by inducing or causing such shareholders to sell their shares in Subjex.
DN: 321682 21
69. Subjex is informed and believes and therefore alleges that FS, Warrington and Walsh are contacting Subjex shareholders and potential shareholders and making false and defamatory statements to them about Subjex.
70. This interference has caused injury to Subjex through the loss of benefits of the prospective relationship and relationships with shareholders.
71. As a result of the interference, Subjex has been damaged in an amount in excess of $75,000.

COUNTERCLAIM IX: UNJUST ENRICHMENT
72. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 71 above.
73. FS, Warrington, and Walsh have been unjustly enriched by their improper conduct at the expense of and to the detriment of Subjex and Hyder.

COUNTERCLAIM X: EQUITABLE RELIEF
74. Defendants and counter-plaintiffs incorporate by reference the allegations in paragraphs 1 - 73 above.
75. As a direct and proximate consequence of the acts of FS, Warrington, and Walsh, Subjex has suffered and will suffer damage and injury to its business; and FS, Warrington, and Walsh have been and will be unjustly enriched at the expense of Subjex. Unless restrained, defendants will continue to commit the acts complained of herein.
76. Subjex has no claim, speedy or adequate remedy at law and requires the aid of a court of equity so that FS, Warrington, and Walsh may be enjoined and restrained
DN: 321682 22
from continuing to engage in illegal acts harmful to Subjex. Unless FS, Warrington, and Walsh are enjoined, Subjex will be irreparably harmed. WHEREFORE, Subjex and Hyder pray that the Court enter judgment as follows:
1. FarSuperior Management, LLC's Complaint be dismissed with prejudice;
2. a preliminary and permanent injunction be entered prohibiting FarSuperior Management, LLC, Warrington, or Walsh or any of their affiliates, agents, or representatives from defaming or disparaging Subjex, its products, or Andrew Hyder or taking other actions to harm the business or reputation of Subjex or Hyder;
3. for damages sustained by Subjex by reason of FarSuperior Management, LLC, Warrington, and Walsh's wrongful acts;
4. for an award of attorneys fees;
5. for an award of costs and disbursements; and
6. for such other relief as the Court deems just and reasonable.
Dated: May 23, 2007 HALLELAND LEWIS NILAN & JOHNSON, P.A.
By: s/ Karna A. Berg
Karna A. Berg - Reg. No. 198432
U.S. Bank Center South, Suite 600
220 South Sixth Street
Minneapolis, MN 55402
Telephone: (612) 338-1838

Attorneys for Defendants Subjex Corporation and Andrew Hyder

UNITED STATES DISTRICT COURT
DISTRICT OF MINNESOTA
FarSuperior Management, LLC, an Arizona
Limited Liability Company
Plaintiff,
v.
Subjex Corporation, "SBJX.OB" a
Minnesota Corporation; Andrew Dean
Hyder, an individual, married man and
resident of Hennepin County; Jane Does 1-
10, and John Does 1- 10,
Defendants.
Court File No.: 07-cv-2324 DSD/SRN
AMENDED NOTICE
OF MOTION FOR LEAVE
TO JOIN ADDITIONAL
DEFENDANTS
TO: Plaintiff FarSuperior Management, LLC and its attorney Jeffrey H. Butwinick, 1595 Bohland Avenue, St. Paul, MN 55116.

PLEASE TAKE NOTICE that pursuant to Rules 13(h) and 20(a) of the Federal Rules of Civil Procedure, on Friday, July 6, 2007, at 2:00 p.m., in Courtroom 9E of the U.S. Courthouse, 300 South 4th Street, Minneapolis, Minnesota, Defendants Subjex Corporation and Andrew Dean Hyder, by and through counsel, will move the Court for leave to join as additional defendants Wayne Warrington and Howard Walsh.
Dated: May 24, 2007 HALLELAND LEWIS NILAN & JOHNSON, P.A.
By: s/ Karna A. Berg
Karna A. Berg - Reg. No. 198432
Courtney Rogers Reid - Reg. No. 323317
U.S. Bank Center South, Suite 600
220 South Sixth Street
Minneapolis, MN 55402
Telephone: (612) 338-1838
Attorneys for Defendants Subjex Corporation and Andrew Hyder


This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
May 29, 2007